UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2017

 VALVOLINE INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3499 Blazer Parkway
Lexington, KY 40509
 (Address of Principal Executive Offices)

(859) 357-7777
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Valvoline Inc. (the “Company”) on January 27, 2017 (the “Original 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s Annual Meeting of Stockholders held on January 24, 2017 (the “Annual Meeting”).  The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its Named Executive Officers.  Except as set forth herein, no modifications have been made to information contained in the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d) Frequency of Stockholder Votes on Executive Compensation. As reported in the Original 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of the Directors, the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on Named Executive Officer compensation will be held every year until the next required advisory vote on the frequency of shareholder votes on the compensation of executives, which the Company expects to hold no later than at its 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: February 24, 2017	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, General Counsel & Corporate Secretary